UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________________
FORM 8-K
 _____________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 6, 2019
 _____________________________
Medtronic Public Limited Company
(Exact name of Registrant as Specified in its Charter)
  _____________________________

Ireland	1-36820	98-1183488
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 On Hatch, Lower Hatch Street
Dublin 2, Ireland
(Address of principal executive offices) (Zip Code)
+353 1 438-1700
(Registrant’s telephone number, including area code)

Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Ordinary shares, par value $0.0001 per share	MDT	New York Stock Exchange
Floating Rate Notes due 2021	MDT/21	New York Stock Exchange
0.000% Senior Notes due 2021	MDT/21A	New York Stock Exchange
0.000% Senior Notes due 2022	MDT/22B	New York Stock Exchange
0.375% Senior Notes due 2023	MDT/23B	New York Stock Exchange
0.25% Senior Notes due 2025	MDT/25	New York Stock Exchange
1.125% Senior Notes due 2027	MDT/27	New York Stock Exchange
1.625% Senior Notes due 2031	MDT/31	New York Stock Exchange
1.00% Senior Notes due 2031	MDT/31A	New York Stock Exchange
2.250% Senior Notes due 2039	MDT/39A	New York Stock Exchange
1.50% Senior Notes due 2039	MDT/39B	New York Stock Exchange
1.75% Senior Notes due 2049	MDT/49	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On December 6, 2019, Medtronic plc, a public limited company organized under the laws of Ireland (the “Company”), held its 2019 Annual General Meeting of Shareholders in order to: (1) elect, by separate resolutions, twelve directors, each to hold office until the 2020 Annual General Meeting of the Company and until his or her successor is elected; (2) ratify, in a non-binding vote, the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditor for fiscal year 2020 and authorize, in a binding vote, the Company’s Board of Directors, acting through the Audit Committee, to set the auditor’s remuneration; (3) approve, in a non-binding advisory vote, named executive officer compensation; (4) renew the Board’s authority to issue shares; (5) renew the Board’s authority to opt out of pre-emption rights; and (6) authorize the Company and any subsidiary of the Company to make overseas market purchases of Medtronic ordinary shares.

At the close of business on October 10, 2019, the record date of the Annual General Meeting, 1,340,697,277 Company ordinary shares were outstanding and entitled to vote. The holders of a total of 1,151,013,397 ordinary shares were present at the Annual General Meeting, either in person or by proxy, which total was not less than a majority of the issued and outstanding ordinary shares entitled to vote and thus constituted a quorum.

The final voting results and the votes used to determine the results for each proposal are set forth below:

1.The shareholders elected each of the twelve nominees to the Board of Directors, to hold office until the 2020 Annual General Meeting of the Company and until his or her successor is elected, as follows:

	For	For (Percent of Votes Cast)	Against	Against (Percent of Votes Cast)	Abstain	Broker Non-Vote
Richard H. Anderson	995,874,634	95.111%	51,196,381	4.889%	1,055,224	102,887,158
Craig Arnold	1,035,460,046	98.895%	11,574,015	1.105%	1,092,178	102,887,158
Scott C. Donnelly	1,035,778,089	98.925%	11,259,117	1.075%	1,089,033	102,887,158
Andrea J. Goldsmith, Ph.D.	1,043,392,293	99.645%	3,717,627	0.355%	1,016,319	102,887,158
Randall J. Hogan, III	1,036,379,779	98.979%	10,689,476	1.021%	1,056,984	102,887,158
Omar Ishrak	1,009,343,358	96.442%	37,235,943	3.558%	1,546,938	102,887,158
Michael O. Leavitt	1,014,949,861	96.952%	31,907,309	3.048%	1,269,069	102,887,158
James T. Lenehan	1,017,933,383	97.218%	29,132,738	2.782%	1,060,118	102,887,158
Geoffrey S. Martha	1,034,802,903	98.827%	12,284,557	1.173%	1,038,779	102,887,158
Elizabeth G. Nabel, M.D.	1,043,417,576	99.647%	3,698,566	0.353%	1,010,097	102,887,158
Denise M. O’Leary	1,014,969,467	96.935%	32,094,685	3.065%	1,062,087	102,887,158
Kendall J. Powell	919,910,733	87.855%	127,168,236	12.145%	1,047,270	102,887,158

2. The shareholders ratified, in a non-binding vote, the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditor for fiscal year 2020 and authorized, in a binding vote, the Company’s Board of Directors, acting through the Audit Committee, to set the auditor’s remuneration.

	Votes	Percent of Votes Cast
For	1,100,550,567	95.712%
Against	49,301,779	4.288%
Abstain	1,161,051
Broker Non-Vote	NA

3. The shareholders approved, on a non-binding advisory basis, the compensation awarded to the Company’s named executive officers.

	Votes	Percent of Votes Cast
For	989,089,601	94.726%
Against	55,070,639	5.274%
Abstain	3,965,999
Broker Non-Vote	102,887,158

4. The shareholders approved renewal of the Board’s authority to issue shares.

	Votes	Percent of Votes Cast
For	1,035,139,368	98.934%
Against	11,148,714	1.066%
Abstain	1,838,157
Broker Non-Vote	102,887,158

5. The shareholders approved renewal of the Board’s authority to opt out of pre-emption rights.

	Votes	Percent of Votes Cast
For	1,037,396,782	99.278%
Against	7,547,943	0.722%
Abstain	3,181,514
Broker Non-Vote	102,887,158

6. The shareholders approved authorization of the Company and any subsidiary of the Company to make overseas market purchases of Medtronic ordinary shares.

	Votes	Percent of Votes Cast
For	1,036,866,078	99.271%
Against	7,610,336	0.729%
Abstain	3,649,825
Broker Non-Vote	102,887,158

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDTRONIC PUBLIC LIMITED COMPANY

Date: December 10, 2019	By	/s/ Bradley E. Lerman
Bradley E. Lerman
Senior Vice President, General Counsel and Corporate Secretary